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                                                                   EXHIBIT-10.17

                               TERM LOAN AGREEMENT

            AGREEMENT made this 21st day of September, 1998, by and between BUSINESS DEVELOPMENT COMPANY OF RHODE ISLAND, a Rhode Island corporation with its principal place of business at 40 Westminster Street, Suite 702, Providence, Rhode Island 02903 (the "Lender"), and NETWORK SIX, INC., a Rhode Island corporation with its principal address at 475 Kilvert Street, Warwick, Rhode Island 02886 (the "Borrower").

            I. GENERAL TERMS

            Section 1.01. Loan:

            The Borrower agrees to borrow from the Lender the principal sum of up to Two Hundred Fifty Thousand Dollars ($250,000) on a term basis (the "Loan"), and the Lender has agreed to make the Loan to the Borrower, subject to all the terms and conditions of this Agreement.

            Section 1.02. Note:

            The Loan shall be evidenced by the Borrower's $250,000 Term Promissory Note (the "Note") in the form attached hereto as Exhibit A, which
Note is hereby incorporated herein by reference and made a part hereof.

            Section 1.03. Prepayment.

            Subject to the provisions hereof, the Borrower may prepay the principal of the Note, in whole at any time, or in part, as long as any prepayment is equal to at least 5% of any outstanding principal balance from time to time, and tendered on any principal payment date upon not less than ten
(10) business days prior written notice to the Lender. Each such notice shall specify the prepayment date and the principal amount of the Note to be prepaid. If prepayment is made on
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the Note at any time between the date hereof and five (5) years from the date hereof, the prepayment penalty shall be equal to five percent (5%) of the prepaid amount.

            All prepayments shall be applied to the payment of installments of principal of the Note in the inverse order of maturity thereof. Each prepayment shall be accompanied by the interest accrued on the principal amount so prepaid through the date of prepayment.

            Section 1.04. Use of Proceeds:

            The proceeds of the Loan shall be used to hire additional marketing staff, purchase computer equipment and software, and provide working capital. Loan proceeds shall not be used for any other purpose including the financing of legal expenses.

            Section 1.05. Security for the Note:

            The Note and the Borrower's obligations thereunder shall be secured by:

            (a) a second (behind only a senior lender's lien on accounts receivable and work-in-process and other senior liens set forth on Exhibit C hereto) priority security interest (shared on a pari passu basis with the Small Business Loan Fund Corp. ("SBLFC")) in all of the tangible and intangible personal property of the Borrower pursuant to the terms of a Security Agreement of even date (the "Security Agreement");

            (b) reserved.

            All agreements and instruments described in this Section 1.05, together with any and all other agreements and instruments heretofore or hereafter securing the Note, are sometimes hereinafter


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referred to collectively as the "Security Documents" and individually as a
"Security Document".

            Section 1.06. Loan Commitment Deferred Fee:

            The Borrower, subject to the terms and conditions of this Agreement and of the Note, shall pay to the Lender a loan commitment deferred fee of Twenty-Five Thousand Dollars ($25,000) (the "Deferred Fee") in five (5) consecutive annual payments, each in the sum of Five Thousand Dollars ($5,000), beginning on the 1st day of September, 1999, and payable on the same day of each successive year or the next business day thereafter, with a final payment being due and payable on September 1, 2003; provided, however, that if the Borrower prepays the principal of the Note in whole at any time, then the Deferred Fee shall be due and payable immediately upon such prepayment. Further, the Borrower agrees that the Deferred Fee, if not paid when due, shall bear interest at the rate provided for in the Note on the entire unpaid balance of the Deferred Fee, and shall in all events be secured by the lien of the Security Agreement.

            II. REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Note and the making of the Loan) that:

            Section 2.01. The Borrower has heretofore furnished to the Lender a balance sheet of the Borrower and profit and loss and surplus statements of the Borrower for its most recently completed fiscal year or other period then ended, together with supporting schedules, all prepared by certified public accountants, together with supporting


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schedules, prepared by the Borrower. Said balance sheet and statements have been prepared in accordance with generally accepted principles of accounting ("GAAP") applied on a basis consistent with that of preceding periods and are complete and correct and fairly present the financial condition of the Borrower as at said dates, and the results of its operations for the year or other period ended on said dates. To the best of the Borrower's knowledge and belief, the Borrower has no contingent obligations, liabilities for taxes or unusual forward or long-term commitments except as in the foregoing financial statements specifically mentioned. Since the date(s) of said financial statements, there has been no material adverse change in the financial condition of the Borrower, nor any material decrease in sales or order backlog, and since that date no dividends or other distributions on common stock have been paid or made to the stockholders of the Borrower except as may be otherwise stated in a letter of the Borrower to the Lender dated the date of this Agreement and acknowledged in writing by the Lender.

            Section 2.02. The Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has the corporate power and authority to own its properties and to carry on business as now being conducted and is qualified to do business in every jurisdiction where to Borrower's knowledge such qualification is necessary and (c) has the corporate power to execute and deliver, and perform its obligations under this Agreement, the Note and the Security Documents.


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            Section 2.03. The execution and delivery and performance by the
Borrower of its obligations under this Agreement, the Note and each of the Security Documents have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the corporate charter or by-laws of the Borrower or any indenture, agreement or other instrument to which it is a party, or by which it is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower pursuant to, any such indenture, agreement or instrument. The Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement, the Note or the Security Documents.

            Section 2.04. Except as previously disclosed in writing to Lender, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which, if adversely determined, would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of the Borrower.


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            Section 2.05. The Borrower is not a party to any agreement or instrument or subject to any charter or other corporate restriction materially adversely affecting its business, properties or assets, operations or conditions, financial or otherwise, other than has been previously disclosed to the Lender. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, other than as previously disclosed in writing to the Lender.

            Section 2.06. The Borrower has good title to all of its properties and assets, free and clear of all mortgages, security interests, restrictions, liens and encumbrances of any kind, except liens permitted hereunder and restrictions, easements and minor irregularities in title which do not and will not materially interfere with the occupation, use and enjoyment by the Borrower of such properties and assets in the normal course of its business as presently conducted or materially impair the value of such properties and assets for the purpose of such business.

            Section 2.07. Any borrowings made by the Borrower under this Agreement do not and will not render the Borrower insolvent; the Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a major portion of its property, and the Borrower has no knowledge of any person contemplating the filing of any such petition against it, including the properties and assets


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reflected in the financial statements referred to in Section 2.01 hereof.

            Section 2.08. No statement of fact made by or on behalf of the Borrower in this Agreement or in any certificate or schedule furnished to the Lender pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading. There is no fact presently known to the Borrower which has not been disclosed to the Lender which materially affects adversely, nor as far as the Borrower can foresee, will materially affect adversely the property, business, operations or condition (financial or otherwise) of the Borrower.

            Section 2.09. The Borrower is not an "investment company", or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

            Section 2.10. The Borrower has filed all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments.

            Section 2.11. The Borrower does not have a pension, profit sharing or other similar plan providing for a program of deferred compensation to any employee except as set forth in a separate letter to the Lender of even date herewith and acknowledged by the Lender in writing. With respect to such plan(s), if any, Borrower covenants and agrees to cause to be paid when due all amounts necessary to fund in accordance with its terms all such plan(s) and will take no action


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which could result in liability to the Pension Benefit Guaranty Corporation, or any of its successors or assigns, or to the entity which provides funds for such plan(s).

            III. CONDITIONS OF MAKING THE LOAN

            The obligation of the Lender to make the Loan hereunder is subject to the following conditions precedent:

            Section 3.01. The representations and warranties set forth in
Article II hereof shall be true and correct on and as of the date hereof and the date the Loan is made.

            Section 3.02. The Borrower shall have executed and delivered to the Lender, upon the execution of this Agreement, the following:

                  (a) The Note.

                  (b) The Security Documents, together with any other documents required by the terms thereof.

                  (c) A certificate of the Secretary or Assistant Secretary of the Borrower certifying to the votes of the Borrower's Board of Directors authorizing the execution and delivery of this Agreement, the Note and the Security Documents.

                  (d) A certificate of the Secretary or Assistant Secretary of the Borrower which shall certify the name of the officer of the Borrower authorized to sign this Agreement, the Note, the Security Documents and any other documents or certificates to be delivered pursuant to this Agreement by the Borrower or its designated officer,


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      together with the true signatures of such officer. The Lender may conclusively rely on such certificate until it shall receive a further certificate of the Secretary or an Assistant Secretary of the Borrower cancelling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

                  (e) Certificates of the Secretary of State and the Division of Taxation or other equivalent authorities, dated reasonably near the date of the Loan, of the state of incorporation or organization of the Borrower stating that the Borrower is duly incorporated and in good standing in such state and has filed all annual reports and has paid all franchise and other taxes required to be filed or paid to the date of such certificate. A letter from the Borrower's certified public accountants may be substituted for the certificate of the Division of Taxation.

                  (f) The financial statements of the Borrower as set forth in
      Section 2.01 hereof.

                  (g) The Borrower shall have issued to the Lender a warrant to purchase up to 11,500 shares of the common stock of the Borrower at the price per share equal to the average market price per share at the opening of trading for the five (5) days prior to the date hereof, which warrant shall be exercisable in whole or in part upon written notice to the Borrower on a date or dates as set forth therein. The warrant shall be substantially in form attached hereto as Exhibit D.


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                  (h) Proof of insurance obtained by the Borrower on the
      collateral described in Section 1.05 hereof in an amount reasonably satisfactory to the Lender and which shall name the Lender as mortgagee, loss payee and an additional insured party as its interests may appear and provide for not less than thirty (30) days' advance notice to the Lender of cancellation or nonrenewal thereof.

                  (i) Such other supporting documents and certificates as the Lender or its special counsel may request.

            Section 3.03. The Lender shall have received the favorable written opinion of Gaebe & Kezirian, counsel for the Borrower, dated the date of the Loan, reasonably satisfactory to the Lender and its counsel in scope and substance.

            Section 3.04. All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for the Lender.

            Section 3.05. No event of default as specified in Article VI hereof, nor any event which upon notice or lapse of time or both would constitute such an event of default, shall have occurred and be continuing.

            Section 3.06. The Borrower shall contemporaneously close on a $250,000 term loan from SBLFC on terms reasonably satisfactory to the Lender.


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            IV. AFFIRMATIVE COVENANTS

            The Borrower covenants and agrees that, from the date hereof and until payment in full of the principal of, and interest on, the Note and any other indebtedness of the Borrower to the Lender, whether now existing or arising hereafter, the Borrower will:

            Section 4.01. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, rights, licenses, permits and franchises and comply with all laws and regulations applicable to it; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and keep its insurable properties adequately insured at all times, by financially sound and reputable insurers, to such extent and against such risks, including fire and other risks insured against by extended coverage, and maintain liability and such other insurance as is customarily maintained by companies engaged in similar businesses.

            (b) Comply with all applicable laws and regulations, whether now in effect or hereafter enacted or promulgated by any governmental authority having jurisdiction in the premises.

            Section 4.02. Pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies


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imposed upon it or upon its respective income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided that the Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested; and provided, further, that payment with respect to any such tax, assessment, charge, levy or claim shall be made before any of its property shall be seized or sold in satisfaction thereof.

            Section 4.03. Give prompt written notice to the Lender of any proceedings instituted against it by or in any Federal or state court or before any commission or other regulatory body, whether Federal, state or local, which, if adversely determined, would have a material adverse effect upon its business, operations, properties, assets, or condition, financial or otherwise.

            Section 4.04. Furnish to the Lender:

                  (a) Within one hundred twenty (120) days of the end of each fiscal year, balance sheets and statements of income and surplus, together with supporting schedules, audited by independent certified public accountants selected by the Borrower and acceptable to the Lender, showing the


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      financial condition of the Borrower at the close of such fiscal year, the results of operations during such year and containing a statement to the effect that such accountants have examined the provisions of the Agreement and that, based on information which has been provided by the Borrower to such accountants, none of the events of default, as specified in Article VI hereof, nor any event which upon notice or lapse of time or both would constitute such an event of default, has occurred. Such statements shall be accompanied by a qualified, going concern opinion of such accountants stating that such statements have been prepared in accordance with GAAP and disclose all contingent liabilities of Borrower.

                  (b) Within sixty (60) days after the end of each quarter, balance sheets and statements of income and surplus, together with supporting schedules, together with agings reports of accounts receivable and accounts payable, prepared by the Borrower in accordance with GAAP and certified by its chief financial officer, such balance sheets to be as of the close of such quarter and such statements of income and surplus to be for the period from the beginning of the then current fiscal year to the end of such quarter, in each case subject to year-end adjustments.

                  (c) Concurrently with the delivery of all financial statements required by Section 4.04 (a) and (b), a certificate in the form attached hereto as Exhibit B by the


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       President or chief financial officer of the Borrower calculating the financial covenants and certifying as to the fact that he has examined the provisions of this Agreement and that none of the Events of Default, as specified in Article VI hereof, nor any event which upon notice or lapse of time, or both, would constitute such an Event of Default, has occurred and is continuing.

                  (d) Within thirty (30) days of the end of each fiscal year, an annual forecasted financial statement (prepared on a month-by-month basis) prepared by the Borrower and satisfactory to the Lender in form and substance.

                  (e) Promptly, from time to time such other information regarding its operations, assets, business, affairs and financial condition, as the Lender may reasonably request.

            Section 4.05. Permit agents or representatives of the Lender, at Borrower's expense, and at reasonable times and upon reasonable notice, to inspect its books and records and to make abstracts or reproductions thereof.

            Section 4.06. Promptly advise the Lender of any material adverse change in its condition, financial or otherwise, or of the occurrence of any Event of Default by the Borrower of the type described in Article VI hereof, or of the occurrence of any event which upon notice or lapse of time or both would constitute such an Event of Default.


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            Section 4.07. Maintain a standard system of accounting in accordance with GAAP.

            Section 4.08. Maintain at all times a "Cash Flow to Debt Service Coverage Ratio" which is defined as (i) earnings (after all legal expenses) before interest and taxes ("EBIT"); plus (ii) depreciation and amortization, each to the extent accrued in the relevant accounting period and actually deducted in determining EBIT; minus (iii) taxes actually paid (and not merely accrued), dividends actually paid (and not merely accrued) and unfinanced capital expenditures; all divided by interest expense on all indebtedness plus required principal payments of both long term debt and capital leases for the relevant accounting period, which when determined in accordance with GAAP shall be not less than 1.25 to 1.00.

            Section 4.09. Reserved.

            Section 4.10. (a) In the event of any discharge, spill, leakage or release of hazardous material affecting the Borrower's premises located at 475 Kilvert Street, Warwick, Rhode Island (the "Real Property"), in violation of any applicable law, whether or not the same originates or emanates from the Real Property or any contiguous real estate onto the Real Property, prior to or while this Loan is outstanding ("Release"), Borrower agrees to contain, remove or mitigate the same on the Real Property immediately and in accordance with all Federal, state or local laws, regulations, orders or directives.

            (b) The Borrower will dispose of or cause to be disposed of any hazardous material used on the Real Property in strict compliance with all applicable Federal, state or local laws and regulations.


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            (c) Borrower will give Lender prompt written notice (i) of any threatened or actual notice of any violation given by any Federal state or local agency or department relating to hazardous material (1) on the Real Property, or
(2) being generated by the Borrower in violation of any applicable law, or (ii) upon learning of the presence of hazardous material on or contiguous to the Real Property in violation of any applicable law. Borrower will take prompt action for the containment of such hazardous material on and the removal of such hazardous material from the Real Property (except for hazardous material found and stored on the Real Property in accordance with applicable law) in accordance with all applicable laws, orders and regulations.

            (d) Borrower shall indemnify Lender and hold Lender harmless from and against all loss, liability, damage and expenses, including reasonable attorney's fees suffered or incurred by Lender with respect to any Release or any violation of the warranties, representations or covenants in this Section
4.10 hereof, whether as successor in interest to Borrower or otherwise.

            V. NEGATIVE COVENANTS

            The Borrower covenants and agrees that, until payment in full of the principal of, and interest on, the Note and any other indebtedness of the Borrower to the Lender, whether now existing or arising hereafter, unless the Lender shall otherwise consent in writing, it will not hereafter, directly or indirectly:

            Section 5.01. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any indebtedness or liability, except:

                  (a) indebtedness to the Lender;

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                  (b) indebtedness with respect to trade obligations and other normal accruals in the ordinary course of business not yet due and payable, or with respect to which it is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent it has set aside on its books adequate reserves therefor; and

                  (c) indebtedness to Lockheed Martin IMS Corporation pursuant to that certain Settlement Agreement and Assignment dated in or around December, 1997, and to one (1) bank or institutional lender (including but not limited to Prinvest Financial Corp.) for financing to be used by the Borrower in conjunction with its day to day business operations, which financing is or may be secured by Borrower's grant of a first position security interest in all of the accounts receivable and work in process of the Borrower. Lender agrees to subordinate its interest in the accounts receivable and work in process of the borrower to any such bank or institutional lender, provided that there shall be no more than one (1) such lender at any time and provided further that nothing herewith will require Lender to subordinate its interest in any collateral other than accounts receivable and work in process of Borrower; and

                  (d) indebtedness to SBLFC.

            Section 5.02. Create, incur, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, other than:


                                       17
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            (a) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves;

            (b) deposits under worker's compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

            (c) liens imposed by law, such as carriers', warehousemen's or mechanics' liens, incurred by it in good faith in the ordinary course of business, and liens arising out of a judgment or award (other than in the pending litigation in and against the State of Hawaii in the event that such judgment or award is less than or equal to $750,000 (the "Hawaii Litigation")) against it with respect to which it shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured;

            (d) liens in favor of the Lender;

            (e) liens existing on the date hereof and described in Exhibit C attached hereto and made a part hereof, or replacement liens as set forth in
Section 5.01(c) hereof;

            (f) liens fully subordinated to Lender; and

            (g) liens in favor of SBLFC.


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            Section 5.03. Guarantee, endorse or otherwise in anyway become or be responsible for obligations of any other person, except endorsements of negotiable instruments for collection in the ordinary course of business.

            Section 5.04. Sell, lease, transfer or otherwise dispose of its properties, assets, rights, licenses and franchises to any person, except in the ordinary course of its business (including the purchase and sale of repossessed equipment), or turn over the management of, or enter a management contract with respect to, such properties, assets, rights, licenses and franchises, except as otherwise permitted herein.

            Section 5.05. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell, pledge or transfer any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property other than in the ordinary course of business.

            Section 5.06. Except in the ordinary course of its business, purchase, invest in or otherwise acquire or hold securities, including, without limitation, capital stock and evidences of indebtedness of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other person, except:

            (a) advances to employees for business expenses or for personal needs not to exceed Five Thousand Dollars ($5,000) in the case of any one (1) employee and not to


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exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate to all such employees outstanding at one time; and

            (b) investments in short-term obligations of the United States.

            Section 5.07. Dissolve, liquidate, consolidate with or merge with, form a new business entity or otherwise acquire all or substantially all of the assets or properties of, any corporation, or make any substantial change in its executive management.

            Section 5.08. Engage, directly or indirectly, in a business substantially different from the business now being conducted.

            Section 5.09. Sell, assign, discount or dispose in any way of any accounts receivable, promissory notes or trade acceptances held by the Borrower, with or without recourse, except for collection (including endorsements) in the ordinary course of business or pursuant to financing permitted pursuant to
Section 5.01(c) hereof.

            Section 5.10. Intentionally Omitted.

            Section 5.11. Maintain its principal place of business outside the State of Rhode Island.

            Section 5.12. Pay any dividends, or make any distribution of cash or property, or both, to holders of shares of its capital stock, whether common or preferred, or directly or indirectly, redeem, purchase or otherwise acquire for a consideration any shares of its capital stock.


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            VI. DEFAULTS

            In each case of happening of any of the following events (each of which is herein and in the Note sometimes called an "Event of Default"):

            (a) any representation or warranty made herein, or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement, or the borrowing hereunder, shall prove to be false or misleading in any material respect;

            (b) default in the payment of any installment of the principal of, or interest on, the Note or any other indebtedness of the Borrower to the Lender for more than ten (10) days after the date when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

            (c) default in the due observance or performance of any covenant, condition or agreement contained in Articles IV or V hereof, in the Note or in any instrument granting security to the Lender for the Note and such default shall continue for twenty (20) days after notice thereof from the Lender to the Borrower;

            (d) default in the due observance or performance of any other covenant, condition or agreement, on the part of the Borrower to be observed or performed pursuant to the terms hereof and such default shall continue for twenty (20) days after notice thereof from the Lender to the Borrower;

            (e) default with respect to any evidence of indebtedness in excess of $50,000 of the Borrower (other


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than to the Lender), if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to the stated maturity thereof, or if any indebtedness of the Borrower in excess of $50,000 (other than to the Lender and other than the Hawaii Litigation as set forth in Section 5.02(c) hereof) is not paid, when due and payable, including any applicable grace periods, whether at the due date thereof or a date fixed for prepayment or otherwise;

            (f) the Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property,
(ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate action shall be taken for the purpose of effecting any of the foregoing;

            (g) an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower or appointing a receiver, trustee, custodian or liquidator of the Borrower of all or a substantial part of the assets of the Borrower, and such order, judgment or decree shall continue unstayed and in effect for any period of thirty (30) days;

            (h) final judgment for the payment of money in excess of an aggregate of Fifty Thousand Dollars ($50,000) shall be rendered against the Borrower, and the same shall remain undischarged for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed; provided, however, that such aggregate amount shall be exclusive of the pending Hawaii Litigation in which case, and for such case only, such aggregate amount shall be increased to Seven Hundred Fifty Thousand Dollars ($750,000);

            (i) the occurrence of any attachment of any deposits or other property of the Borrower in the hands or possession of the Lender, or the occurrence of any attachment of any other property of the Borrower, other than in the Hawaii Litigation as set forth in Section 5.02(c) hereof, in an amount exceeding Fifty Thousand Dollars ($50,000) which shall not be discharged within thirty (30) days of the date of such attachment; and

            (j) for any reason Kenneth Kirsch shall cease to be or function as President of the Borrower and (i) a successor is not appointed within sixty (60) days of such cessation and (ii) the Lender shall not have approved in writing of such successor within ten (10) days of such appointment;

       then and in every such Event of Default and at any time thereafter during the continuance of such event, the Note and any and all other indebtedness of the Borrower to the Lender, shall immediately become due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or other evidence of such indebtedness to the contrary notwithstanding.

            VII. MISCELLANEOUS

            Section 7.01. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lender of the Loan, the execution and delivery to the Lender of the Note, and shall continue in full force and effect so long as the Note and any other indebtedness of the Borrower to the Lender is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements in this Agreement contained, by or on behalf of the Borrower, shall inure to the benefit of the respective successors and assigns of the Lender.

            Section 7.02. The Borrower will reimburse the Lender upon demand for all reasonable out-of-pocket costs, charges and expenses of the Lender (including reasonable fees and disbursements of counsel to the Lender) in connection with (i) the preparation, execution and delivery of this Agreement, the Note and any security instrument securing the Note, (ii) any brokers' or finders' commissions associated with this loan transaction between the Borrower and the Lender, (iii) the making of the Loan,
(iv) any amendments, modifications, consents or waivers in respect thereof and
(v) any enforcement thereof.

            Section 7.03. This Agreement and the Note shall be construed in accordance with and governed by the laws of the State of Rhode Island.

            Section 7.04. No modification or waiver of any provision of this Agreement, or of the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. No notice to, or demand, on the Borrower, in any case, shall entitle the Borrower to any other or future notice or demand in the same, similar or other circumstances.

            Section 7.05. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder, or under the Note, or any other instrument given as security therefor, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.

            Section 7.06. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed via certified mail or Federal Express (overnight delivery) or delivered to the applicable party at the addresses indicated below.

       If to the Lender:

                         Business Development Company of Rhode Island
                         40 Westminster Street, Suite 702
                         Providence, RI 02903
                         Attention: Peter C. Dorsey, Jr., Vice President

                         with a copy to:

                         Richard Nadeau, Jr., Esquire
                         NADEAU & SIMMONS, P.C.
                         1250 Turks Head Building
                         Providence, RI 02903

                  If to the Borrower:

                         NETWORK SIX, INC.
                         475 Kilvert Street
                         Warwick, RI 02886
                         Attention: Kenneth Kirsch, President

                         with a copy to:

                         Wayne M. Kezirian, Esquire
                         Gaebe & Kezirian
                         128 Dorrance Street
                         Providence, RI 02903

or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall, when mailed, be effective three (3) days after the date when deposited in the mails, addressed as aforesaid, or delivered to Federal Express for overnight delivery.

            Section 7.07. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

            Section 7.08, The Borrower, to the extent that it may lawfully do so, hereby consents to the jurisdiction of the courts of the State of Rhode Island and the United States District Court for the

District of Rhode Island, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts. THE LENDER AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE NOTE, THE SECURITY DOCUMENTS, OR ANY DOCUMENTS RELATED THERETO.

            Section 7.09. The Lender shall not be liable for any claims, demands, losses, or damages made, claimed, or suffered by the Borrower, excepting such as may arise through or could be caused by the Lender's willful or gross negligence.

            Section 7.10. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 7.11. Any Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. As used in this Agreement, the term "person" shall include any individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

            Section 7.12. The Borrower hereby grants to the Lender permission to use the fact of the Lender's making the Loan and the amount of the Loan in the Lender's advertising and other public relations, provided that the Lender shall not make public the specific terms of the Loan, including but not limited to the terms of Article VI(h).

            IN WITNESS WHEREOF, the Lender and the Borrower have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


WITNESS:                                     BUSINESS DEVELOPMENT COMPANY
                                             OF RHODE ISLAND


/s/ [ILLEGIBLE]                              By: /s/ Gurrett B. Hunter
--------------------------------                 -------------------------------
                                             Title:    President
                                                    ----------------------------


WITNESS:                                     NETWORK SIX, INC.


/s/ [ILLEGIBLE]                              By: /s/ Dorothy M. Cipolla
--------------------------------                 -------------------------------
                                             Title:    Treasurer
                                                    ----------------------------

                                    EXHIBIT A


                            $250,000 Promissory Note

                              TERM PROMISSORY NOTE

$250,000.00                                             Providence, Rhode Island
                                                        September 21, 1998

            FOR VALUE RECEIVED, NETWORK SIX, INC., a Rhode Island corporation with its principal office at 475 Kilvert Street, Warwick, Rhode Island 02886 (herein called the "Maker"), hereby promises to pay to the order of BUSINESS DEVELOPMENT COMPANY OF RHODE ISLAND, a Rhode Island corporation (herein called the "Payee"), at its office located at 40 Westminster Street, Suite 702, Providence, Rhode Island 02903, the principal sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), with interest at the effective rate of ten and one-quarter percent (10.25%) per annum (the "Interest Rate"). Principal payments shall be made in fifty-nine (59) consecutive monthly payments ("Installments") in the sum of Four Thousand One Hundred Sixty-Seven and 00/100 Dollars ($4,167.00), beginning on the 1st day of November, 1998, and payable on the same day of each successive month or the next business day, and with a sixtieth
(60th) Installment being equal to the remaining unpaid principal plus accrued interest being due and payable on October 1, 2003.

            Interest on the unpaid principal balance shall be payable monthly, beginning on the 1st day of November, 1998, and continuing on the same day of each successive month or the next business day thereafter if such day is not a business day until the principal has been repaid in full. Each monthly Installment shall be applied first to the payment of accrued interest owing to the date received and the remainder to the reduction of principal.

            Monthly Installments shall be automatically debited on each due date from the Maker's operating checking account with the bank or financial institution with which the Maker maintains its accounts.

            Interest shall be calculated and payable whether before or after maturity of this Note. Interest shall be calculated on the basis of a year consisting of three hundred sixty (360) days counting the actual number of days elapsed.

            All past due Installments, or any portion thereof, not paid when due, if permitted by law, shall bear interest from such due date at the Interest Rate plus three hundred (300) basis points per annum ("Default Rate"). During the existence of any Event of Default, as defined in the hereinbelow referenced Loan Agreement, and after acceleration of this Note by the holder hereof, the entire unpaid balance of principal and interest of this Note shall bear interest at the Default Rate.

            If the Maker fails to pay any Installment due hereunder when such Installment is due and payable, whether at the due date thereof or due to acceleration or otherwise, a late fee equal to five percent (5.0%) of the overdue payment shall be immediately due and payable with respect to each late Installment by the Maker to the Payee hereunder.

            This Note is the "Note" referred to in that certain Term Loan Agreement of even date herewith between the Payee and the Maker (the "Loan Agreement") and is subject to optional prepayments and to acceleration of the maturity hereof, all as provided in said Loan Agreement, which is hereby incorporated by reference herein and made a part hereof. This Note, including but not limited to amounts owed pursuant to the principal balance and interest, is secured, inter alia, by certain "Security Documents" referred to in said Loan Agreement, and is entitled to the benefits thereof.

            In case an Event of Default, as defined in said Loan Agreement, shall occur and be continuing, this Note, including the principal balance and all interest accrued hereon and thereon, shall at the option of the holder of this Note become due and payable in the manner and with the effect provided in said Loan Agreement.

            In the event that the holder of this Note shall exercise or endeavor to exercise any of its remedies hereunder or under said Loan Agreement or any agreements securing this Note, the Maker shall pay all reasonable costs and expenses incurred in connection therewith, including without limitation, reasonable attorneys' fees, and the holder hereof may take judgment for all such amounts in addition to all other sums due hereunder.

            The Maker hereby waives presentment, dishonor, protest and demand, diligence, notice of protest, demand and of dishonor, and any other notice otherwise required to be given under the law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Note, and expressly agrees that this Note or any payment hereunder may be extended or subordinated, by forbearance or otherwise, from time to time, without in any way affecting the liability of the Maker. No consent or waiver by the holder hereof with respect to any action or failure to act which, without such consent or waiver, would constitute a breach of any provision of this Note, shall be valid and binding unless in writing and signed by both the Maker and the holder hereof.

            All agreements between the Maker and the Payee are hereby expressly limited so that in no contingency or event whatsoever whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible interest rate under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. If, from any circumstance whatsoever, fulfillment of any provision hereof or of the Loan Agreement or of any agreements securing this Note at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the Payee should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Maker and the Payee.

            This Note shall be construed in accordance with and governed by the laws of the State of Rhode Island, except to the extent that such laws are superseded by Federal enactments.

            THE MAKER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE.

            IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized officer as of the day and year first above written.


                                             NETWORK SIX, INC.


                                             By:
                                                 -------------------------------
                                             Title:
                                                    ----------------------------

                                    EXHIBIT B

                     Certificate as to No Events of Default

Business Development Company
   of Rhode Island
40 Westminster Street, Suite 702
Providence, Rhode Island 02903

Re: Compliance Certificate required by Section 4.04 of Loan Agreement by and between Business Development Company of Rhode Island and NETWORK SIX, INC. (the "Agreement")

Gentlemen:

      This certificate is submitted by the undersigned pursuant to Section 4.04 of the Agreement. Capitalized terms used herein have the same meaning as in the Agreement.

      The undersigned has calculated the financial covenants set forth in
Article IV as follows:

      Debt Service Coverage Ratio       _______ to 1.00

      The undersigned hereby certifies that the balance sheet and statement of
income and surplus as of (           ) are true, accurate and complete. The
undersigned further certifies that he has examined the financial statements delivered in connection herewith and the provisions of the Agreement, and that as of the date hereof no Event of Default, nor any event which upon notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing.


                                             NETWORK SIX, INC.


                                             By:
                                                 -------------------------------
                                             Title:
                                                    ----------------------------

                                    EXHIBIT C

                      Liens Existing as of the Date Hereof

      1. Liens set forth on the UCC-11 Search Report attached hereto and incorporated by reference herein.

      2. Lockheed Martin IMS Corporation pursuant to that certain Settlement Agreement and Assignment dated in or around December, 1997.

      3. Small Business Loan Fund Corporation (to be created as of the date hereof).

                                   EXHIBIT "A"

                             COLLATERAL DESCRIPTION

In the account, contract rights, rights to payment, intangibles, and cash and non-cash proceeds including but not limited to instruments, documents, chattel paper, warrants and any other indicia of payment in respect to the Debtor's contract dated on or about April 1, 1997 with the State of Maine and identified as the "Maine Automated Child Welfare Information System Contract For Special Services" or "MACWIS."

                                   EXHIBIT "A"

                             COLLATERAL DESCRIPTION

A purchase money security interest in all inventory of goods obtained by Debtor from Unisys Corporation ("Unisys") including Unisys and third party computer products for the Debtor's contract dated on or about April 1, 1997 with the State of Maine which is identified as the "Maine Automated Child Welfare Information System Contract for Special Services" or "MACWIS," and all cash or non-cash proceeds therefrom.

                                  SCHEDULE "A"

                 CONTINUATION OF DESCRIPTION OF COLLATERAL PAGE
                         UCC-1 FILING STATEMENT FORM FOR
                                  Rhode Island

This Financing Statement covers the following types or items of property of Debtor, whether now owned or hereafter acquired; all Accounts and accounts receivable listed in Schedule 1 of a certain Financing end Security Agreement dated on or about 1997 by and between PrinVest Financial Corp ("PrinVest") and Network Six, Inc. (attached hereto), as may be amended from time to time, or as relate to Accounts due pursuant to contracts or purchase orders subsequently assigned to PrinVest, the proceeds thereof presently existing or hereafter arising, all interest of the Debtor in said Accounts, accounts receivable and/or proceeds thereof, and all books and records pertaining thereto. Capitalized terms used herein shall have the meanings given them in the Uniform Commercial Code.

      PURSUANT TO AN AGREEMENT BETWEEN DEBTOR AND SECURED PARTY, DEBTOR HAS AGREED NOT TO FURTHER ENCUMBER THE COLLATERAL DESCRIBED ABOVE.

DEBTOR:     Network Six, Inc.
            475 Kilvert Street
            Warwick, RI 02886


/s/ Kenneth C. Kirsch                      12/31/97
-----------------------------------------------------
Debtor's Signature                           Date


Kenneth C. Kirsch        President & CEO
-----------------------------------------------------
Print Name and Title

SECURED PARTY:    PrinVest Financial Corp
                  3 Princess Rad
                  Lawrenceville, NJ 08648


/s/ Robert W. Vera Jr.                     12-31-97
-----------------------------------------------------
Secured Party's Signature                    Date


Robert W. Vera Jr.
-----------------------------------------------------
Print Name and Title

                                    EXHIBIT D


                                     Warrant

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                                NETWORK SIX, INC.

      This is to certify that, FOR VALUE RECEIVED, Business Development Company of Rhode Island, a Rhode Island corporation, ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Network Six, Inc., a Rhode Island corporation ("Company"), 11,500 shares ("Warrant Shares") of common stock, par value 10 cents per share, of the Company ("Common Stock") at a price per share equal to Four and 50/100 Dollars ($4.50) (the "Exercise Price"), at any time from the date a loan agreement is entered into by and between the Holder and the Company for a Two Hundred Fifty Thousand Dollar ($250,000.00) term loan through but not later than 5:00 p.m. Providence, Rhode Island Time, on the 20th day of September, 2003.

      (1) EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time or from time to time until it expires by presentation and surrender hereof to the Company at its principal office at 475 Kilvert Street, Warwick, Rhode Island, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

      (2) RESERVATION OF SHARES. The Company hereby agrees that at all times until expiration of this Warrant there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

      (3) FRACTIONAL SHARES. No fractional shares may be issued upon the exercise of this Warrant.

      (4) EXCHANGE OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the

Company will execute and deliver a new Warrant of like tenor and date.

      (5) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

      (6) ANTI-DILUTION RIGHTS. The number of Warrant Shares and/or the Exercise Price shall be automatically adjusted to give effect to any and all stock dividends or stock splits. Whenever the number of Warrant Shares or the Exercise Price shall be adjusted as required by the provisions of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office an officer's certificate showing the adjusted number of Warrant Shares and Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder.

      (7) RESTRICTIONS ON TRANSFER. All stock certificates issued pursuant to any exercise of this Warrant shall bear the following restrictive legend:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE ACT AND REGISTRATION OR QUALIFICATION FOR SALE UNDER APPROPRIATE STATE SECURITIES LAWS SHALL BECOME EFFECTIVE WITH RESPECT THERETO, OR (ii) RECEIPT OF AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION OR QUALIFICATION UNDER THE ACT AND APPROPRIATE STATE SECURITIES LAWS ARE NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

      (8) EXPIRATION DATE. This Warrant shall expire and shall be returned to the Company and shall be and become null and void at 5:00 P.M. Providence, Rhode Island Time, on the 20th day of September, 2003.

      (10) GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Rhode Island (without giving effect to the conflict of law principles thereof). Any suit, action or proceeding relating to this

Warrant shall be brought in Rhode Island state courts or Federal courts sitting in Rhode Island.

                                NETWORK SIX, INC.


                            By: /s/ Dorothy M. Cipolla
                                ----------------------------
                                Treasurer


Dated:

Attest:


/s/ Dorothy M. Cipolla
------------------------------
Secretary

                                  PURCHASE FORM

                                           Dated ________________________


      The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________________ shares of Common Stock and hereby makes payment of________________ in payment of the actual exercise price thereof.

                                ________________

                      INSTRUCTIONS FOR STOCK TRANSFER AGENT


Name____________________________________________________________________________
                  (Please typewrite or print in block letters)

Address_________________________________________________________________________

SS# or Federal I.D.#____________________________________________________________


       Signature________________________________________________________________

                                ________________

                              TERM PROMISSORY NOTE

$250,000.00                                       Providence, Rhode Island
                                                  September 21, 1998

            FOR VALUE RECEIVED, NETWORK SIX, INC., a Rhode Island corporation with its principal office at 475 Kilvert Street, Warwick, Rhode Island 02886 (herein called the "Maker"), hereby promises to pay to the order of BUSINESS DEVELOPMENT COMPANY OF RHODE ISLAND, a Rhode Island corporation (herein called the "Payee"), at its office located at 40 Westminster Street, Suite 702, Providence, Rhode Island 02903, the principal sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), with interest at the effective rate of ten and one-quarter percent (10.25%) per annum (the "Interest Rate"). Principal payments shall be made in fifty-nine (59) consecutive monthly payments ("Installments") in the sum of Four Thousand One Hundred Sixty-Seven and 00/100 Dollars ($4,167.00), beginning on the 1st day of November, 1998, and payable on the same day of each successive month or the next business day, and with a sixtieth
(60th) Installment being equal to the remaining unpaid principal plus accrued interest being due and payable on October 1, 2003.

      Interest on the unpaid principal balance shall be payable monthly, beginning on the 1st day of November, 1998, and continuing on the same day of each successive month or the next business day thereafter if such day is not a business day until the principal has been repaid in full. Each monthly Installment shall be applied first to the payment of accrued interest owing to the date received and the remainder to the reduction of principal.

            Monthly Installments shall be automatically debited on each due date from the Maker's operating checking account with the bank or financial institution with which the Maker maintains its accounts.

            Interest shall be calculated and payable whether before or after maturity of this Note. Interest shall be calculated on the basis of a year consisting of three hundred sixty (360) days counting the actual number of days elapsed.

            All past due Installments, or any portion thereof, not paid when due, if permitted by law, shall bear interest from such due date at the Interest Rate plus three hundred (300) basis points per annum ("Default Rate"). During the existence of any Event of Default, as defined in the hereinbelow referenced Loan Agreement, and after acceleration of this Note by the holder hereof, the entire unpaid balance of principal and interest of this Note shall bear interest at the Default Rate.

            If the Maker fails to pay any Installment due hereunder when such Installment is due and payable, whether at the due date thereof or due to acceleration or otherwise, a late fee equal to five percent (5.0%) of the overdue payment shall be immediately due and payable with respect to each late Installment by the Maker to the Payee hereunder.

            This Note is the "Note" referred to in that certain Term Loan Agreement of even date herewith between the Payee and the Maker (the "Loan Agreement") and is subject to optional prepayments and to acceleration of the maturity hereof, all as provided in said Loan Agreement, which is hereby incorporated by reference herein and made a part hereof. This Note, including but not limited to amounts owed pursuant to the principal balance and interest, is secured, inter alia, by certain "Security Documents" referred to in said Loan Agreement, and is entitled to the benefits thereof.

            In case an Event of Default, as defined in said Loan Agreement, shall occur and be continuing, this Note, including the principal balance and all interest accrued hereon and thereon, shall at the option of the holder of this Note become due and payable in the manner and with the effect provided in said Loan Agreement.

            In the event that the holder of this Note shall exercise or endeavor to exercise any of its remedies hereunder or under said Loan Agreement or any agreements securing this Note, the Maker shall pay all reasonable costs and expenses incurred in connection therewith, including without limitation, reasonable attorneys' fees, and the holder hereof may take judgment for all such amounts in addition to all other sums due hereunder.

            The Maker hereby waives presentment, dishonor, protest and demand, diligence, notice of protest, demand and of dishonor, and any other notice otherwise required to be given under the law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Note, and expressly agrees that this Note or any payment hereunder may be extended or subordinated, by forbearance or otherwise, from time to time, without in any way affecting the liability of the Maker. No consent or waiver by the holder hereof with respect to any action or failure to act which, without such consent or waiver, would constitute a breach of any provision of this Note, shall be valid and binding unless in writing and signed by both the Maker and the holder hereof.

            All agreements between the Maker and the Payee are hereby expressly limited so that in no contingency or event whatsoever whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible interest rate under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. If, from any circumstance whatsoever, fulfillment of any provision hereof or of the Loan Agreement or of any agreements securing this Note at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the Payee should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Maker and the Payee.

            This Note shall be construed in accordance with and governed by the laws of the State of Rhode Island, except to the extent that such laws are superseded by Federal enactments.

            THE MAKER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE.

            IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

                                    NETWORK SIX, INC.


                                    By: _________________________________
                                    Title:_______________________________

                               SECURITY AGREEMENT

      THIS AGREEMENT made as of the 21st day of September, 1998, by and between NETWORK SIX, INC., a Rhode Island corporation (the "Debtor") and BUSINESS DEVELOPMENT COMPANY OF RHODE ISLAND, a Rhode Island corporation (the "Secured Party").

                                WITNESSETH THAT:

      WHEREAS, the Debtor and the Secured Party are parties to a certain Term Loan Agreement (the "Loan Agreement") of even date; and

      WHEREAS, pursuant to the Loan Agreement, the Secured Party has agreed to lend to the Debtor the principal amount of $250,000 which is to be repaid with interest in accordance with the terms of a certain Term Promissory Note of even date in the face amount of $250,000 (the "Note"); and

      WHEREAS, the Debtor has agreed to enter into this Security Agreement in order to induce the Secured Party, inter alia, to enter into the Loan Agreement and to make the loan(s) to be evidenced by the Note;

      NOW, THEREFORE, for good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

      Section 1. The Security Interests.

      (A) In order (i) to secure the due and punctual payment of the Note, (ii) to secure the performance of all the obligations of the Debtor contained herein, and in the Loan Agreement, and (iii) to secure the payment of all other future advances to the Debtor by the Secured Party and all other indebtedness, liabilities and obligations of the Debtor to the Secured Party of every kind and description, direct, indirect or contingent, now or hereafter existing, due or to become due (all of the foregoing hereinafter called the "Obligations"), the Debtor hereby grants to the Secured Party a continuing security interest in the following described fixtures and personal property (hereinafter collectively called the "Collateral"):

                  All fixtures and all tangible and intangible personal property of the Debtor, whether now owned or hereafter acquired by the Debtor, or in which the Debtor may now have or hereafter acquire an interest, including without limitation, (a) all equipment (including all machinery, tools and furniture), inventory (including all merchandise, raw materials, work in process, finished goods and supplies), and goods, whether now owned or hereafter acquired by the Debtor, or in which the Debtor may now have or hereafter acquire an interest (the "Tangible Collateral"); (b) all accounts, accounts receivable, other receivables, contract rights, chattel paper, and general intangibles of the Debtor (including, without limitation, goodwill, patents, trademarks, tradenames, blueprints, designs, product lines and research and development), whether now owned or hereafter acquired by the Debtor, or in which the Debtor may now have or hereafter acquire an interest; (c) all instruments, documents of title, policies and certificates of insurance, securities, bank deposits, deposit accounts, checking accounts and cash now or hereafter owned by the Debtor, or in which the Debtor may now have or hereafter acquire an interest; (d) all accessions, additions or improvements to, all replacements, substitutions and parts for, and all proceeds and products of, all of the foregoing; and (e) all books, records and documents relating to all of the foregoing.

      (B) All Collateral consisting of accounts, contract rights, chattel paper and general intangibles of the Debtor arising from the sale, delivery or provision of goods and/or services are sometimes hereinafter collectively called the "Customer Receivables".

      (C) The security interests granted pursuant to this Section 1 (the "Security Interests") are granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Debtor under any of the Collateral or any transaction which gave rise thereto.

      Section 2. Chattel Paper.

      Subject to the rights of senior lien holders as defined in Section 5.02 of and in Exhibit C to the Loan Agreement, and upon the occurrence of an Event of Default hereunder, the Secured Party may at any time or from time to time, at its sole discretion, require the Debtor to cause any chattel paper included in the Customer Receivables to be delivered to the Secured Party or any agent or representative designated by it, or to cause a legend referring to the Security Interests to be placed on such chattel paper and upon any ledgers or other records concerning the Customer Receivables.

      Section 3. Filing; Further Assurances.

      The Debtor will, at its expense, execute, deliver, file and record (in such manner and form as the Secured Party may require), or permit the Secured Party to file and record, any financing statements, any carbon, photographic or other reproduction of a financing statement or this Security Agreement (which shall be sufficient as a financing statement hereunder), any specific assignments or other paper that may be reasonably necessary or desirable, or that the Secured Party may request, in order to create, preserve, perfect or validate any Security Interest or to enable the Secured Party to exercise and enforce its rights hereunder with respect to any of the Collateral. The Debtor hereby appoints Secured Party as Debtor's attorney-in-fact to execute in the name and behalf of Debtor such additional financing statements as Secured Party may reasonably request in order to create, preserve, perfect or validate any Security Interest.

      Section 4. Representations and Warranties of Debtor.

      The Debtor hereby represents and warrants as follows:

            (A) That except as permitted by the Loan Agreement, the Debtor is, or to the extent that certain of the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral free from any adverse lien, security interest or encumbrance.

            (B) That except for such financing statements as may be described on Exhibit A attached hereto and made a part hereof, no financing statement covering the Collateral is on file in any public office, other than the financing statements filed pursuant to this Security Agreement.

            (C) That all additional information, representations and warranties contained in Exhibit B attached hereto and made a part hereof are true, accurate and complete on the date hereof.

      Section 5. Covenants of Debtor.

      The Debtor hereby covenants and agrees as follows:

            (A) That the Debtor will defend the Collateral against all claims and demands of all persons at any time claiming any interest therein, excepting only the legitimate claims of senior lien holders.

            (B) That the Debtor will provide the Secured Party with prompt written notice of (i) any change in the executive office of the Debtor or the office where the Debtor maintains its books and records pertaining to the Customer Receivables, and (ii) the movement or location of Collateral to or at any address other than as set forth in said Exhibit B or in the ordinary course of business to any other office or work site of the Borrower.

            (C) That the Debtor will promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that such taxes, assessments and charges shall be contested in good faith by the Debtor.

            (D) That the Debtor will immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution.

            (E) That the Debtor will have and maintain insurance at all times with respect to the Tangible Collateral as set forth in the Loan Agreement.

            (F) That Debtor will not sell or offer to sell or otherwise assign, transfer or dispose of the Collateral or any interest therein, without the written consent of the Secured Party, except in the ordinary course of its business.

            (G) That, except for liens permitted by the Loan Agreement, the Debtor will keep the Collateral free from any adverse lien, security interest or encumbrance and in good order and repair, reasonable wear and tear excepted, and will not waste or destroy the Collateral or any part thereof.

            (H) Debtor will not use the Collateral in violation of any statute or ordinance.

      Section 6. Records Relating to Collateral.

      The Debtor will keep its records concerning the Collateral, including the Customer Receivables and all chattel paper included in the Customer Receivables, at its office at 475 Kilvert Street,

Warwick, Rhode Island, or at such other place or places of business as the Secured Party may approve in writing. The Debtor will hold and preserve such records and chattel paper and will permit representatives of the Secured Party at any time during normal business hours upon reasonable notice to examine and inspect the Collateral and to make abstracts from such records and chattel paper, and will furnish to the Secured Party such information and reports regarding the Collateral as the Secured Party may from time to time reasonably request.

      Section 7. Collections with Respect to Customer Receivables

      Subject to the rights of senior lien holders, the Debtor will, at its expense, and subject at all times to the Secured Party's right following the occurrence and during the continuation of an Event of Default to give directions and instructions:

            (i) endeavor to collect or cause to be collected from customers indebted on Customer Receivables, as and when due, any and all amounts, including interest, owing under or on account of each Customer Receivable; and

            (ii) take or cause to be taken such appropriate action to repossess goods, the sale or rental of which gave rise to any Customer Receivable, or to enforce any rights or liens under Customer Receivables, as the Debtor or the Secured Party may deem proper, and in the name of the Debtor, or the Secured Party, as the Secured Party may deem proper;

provided that (x) the Debtor will use its best judgment to protect the interests of the Secured Party and (y) the Debtor shall not be required under this Section 7 to take any action which would be contrary to any applicable law or court order or inconsistent with the requirements of any senior lien holder. Subject to the rights of senior lien holders, the Debtor shall, at the request of the Secured Party following the occurrence of an Event of Default, notify the account debtors of the Security Interests of the Secured Party in any of the Customer Receivables and the Secured Party may itself at any such time so notify account debtors. The Secured Party shall have full power at any time after such notice to collect, compromise, endorse, sell or otherwise deal with any or all outstanding Customer Receivables or the proceeds thereof in the name of either the Secured Party or the Debtor. In the event that, after notice to any account debtors to pay the Secured Party, Debtor receives any payment on a Customer Receivable, any such payments shall be held by Debtor in trust for Secured Party and immediately turned over to Secured Party as aforesaid.

      Section 8. General Authority.

      The Debtor hereby irrevocably appoints the Secured Party the Debtor's true and lawful attorney, with full power of substitution, in the name of the Debtor, the Secured Party or otherwise, for the sole use and benefit of the Secured Party, but at the Debtor's expense, to the extent permitted by law to exercise, at any time and from time to time after any Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral (which power shall be in addition and supplemental to any powers, rights and remedies of the Secured Party described herein):

            (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

            (ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Secured Party in connection therewith,

            (iii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

            (iv) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof or the related goods securing the Customer Receivables, as fully and effectually as if the Secured Party were the absolute owner thereof,

            (v) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto, and

            (vi) to discharge any taxes, liens, security interests or other encumbrances at any time placed thereon;

provided that the Secured Party shall give the Debtor not less then ten (10) days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of the type customarily sold on a recognized market. The Secured Party and the Debtor agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code.

      Section 9. Events of Default.

      The Debtor shall be in default under this Security Agreement upon the occurrence of any one of the following events (herein referred to as an "Event of Default"):

            (a) default by the Debtor in the due observance or performance of any covenant or agreement contained herein or breach by the Debtor of any representation or warranty herein contained and such non-observance or non-performance shall have continued for more than twenty (20) days after written notice thereof by the Secured Party to the Debtor;

            (b) any default in the payment when due, after any applicable grace period of the principal of, or interest on, any Obligations; or

            (c) the occurrence of any event of default, after any applicable grace period, under the provisions of the Loan

      Agreement or any agreements now or hereafter securing the Note.

      Section 10. Remedies Upon Event of Default

      If any Event of Default shall have occurred, the Secured Party may exercise all the rights and remedies of a Secured Party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights and remedies are exercised) and, in addition, the Secured Party may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral in the manner specified in Section 12, and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Obligations in full, sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Secured Party may reasonably deem satisfactory. The Secured Party may require the Debtor to assemble all or any part of the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient. Any holder of an Obligation may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Upon any such sale the Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Debtor. Debtor to the extent permitted by law hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Secured Party may determine. The Secured Party shall not be obligated to make such sale pursuant to any such notice. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Secured

Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

      Section 11. Right of Secured Party to Use and Operate Tangible Collateral, Etc.

      Upon the occurrence and during the continuation of an Event of Default, to the extent permitted by law, the Secured Party shall have the right and power to take possession of all or any part of the Tangible Collateral, and to exclude the Debtor and all persons claiming under the Debtor wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same. Upon any such taking of possession, the Secured Party may, from time to time, at the expense of the Debtor, make all such repairs, replacements, alterations, additions and improvements to and of the Tangible Collateral as the Secured Party may deem proper. In such case, the Secured Party shall have the right to manage and control the Tangible Collateral and to carry on the business and to exercise all rights and powers of the Debtor in respect thereto as the Secured Party shall deem best, including the right to enter into any and all such agreements with respect to the leasing and/or operation of the Tangible Collateral or any part thereof as the Secured Party may see fit; and the Secured Party shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof. Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Tangible Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Tangible Collateral or any part thereof, and all other payments which the Secured Party may be required or authorized to make under any provision of this Security Agreement (including reasonable legal costs and attorney's fees). The remainder of such rents, issues, profits, fees, revenues and other income shall be applied to the payment of the Obligations in such order or priority as the Secured Party shall determine (subject to the provisions of Section 12 hereof) and, unless otherwise provided by law or by a court of competent jurisdiction, any surplus shall be paid over to the Debtor.

      Section 12. Application of Collateral and Proceeds.

      The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priorities:

            (a) first, to pay the expenses of such sale or other realization, including reasonable commission to the Secured Party's agent, and any other unreimbursed expenses for which the Secured Party is to be reimbursed pursuant to Section 13 as the Secured Party in its sole discretion reasonably exercised shall determine;

            (b) second, to the payment of the Obligations in such other manner as the Secured Party, in its sole discretion, shall determine; and

            (c) finally, to pay to the Debtor, or its successors or assigns, or to a court of competent jurisdiction, or as directed by a court of competent jurisdiction, and surplus then remaining from such proceeds.

      Section 13. Expenses: Secured Party's Lien.

      The Debtor will forthwith upon demand pay to the Secured Party:

            (i) the amount of any taxes which the Secured Party may have been required to pay by reason of the Security Interests (including any applicable transfer taxes) or to free any of the Collateral from any lien thereon, excepting senior liens and liens set forth on Exhibit C to the Loan Agreement, and

            (ii) the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any agents not regularly in its employ, which the Secured Party reasonably may incur in connection with (w) the preparation and administration of this Security Agreement, (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by the Secured Party of any of the powers conferred upon it hereunder, or (z) any default on the Debtor's part hereunder.

      Section 14. Termination of Security Interests; Release of Collateral.

      Upon the repayment and performance in full of all the Obligations, the Security Interests shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination of the Security Interests or release of Collateral, the Secured Party will, at the Debtor's expense to the extent permitted by law, execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the same may be.

      Section 15. Notices

      All notices, communications and distributions hereunder shall be given or made to the parties as set forth in the Loan Agreement.

      Section 16. Waivers, Non-Exclusive Remedies.

      No failure on the part of the Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right, power or remedy under this Security Agreement preclude any other right, power or remedy. The remedies in this Security Agreement are cumulative and are not exclusive of any other remedies provided by law. The Debtor and the Secured Party each also waives trial by jury in any action brought on or with respect to this Security Agreement.

      Section 17. Changes in Writing.

      Neither this Security Agreement nor any provision hereof may be changed, waived, discharged or terminated orally but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      Section 18. Rhode Island Law; Meaning of Terms.

      This Security Agreement shall be construed in accordance with and governed by the laws of the State of Rhode Island, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any State other than Rhode Island are governed by the laws of said State. Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the Rhode Island Uniform Commercial Code have the meanings therein stated.

      Section 19. Separability.

      If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party.

      Section 20. Headings.

      The headings in this Security Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

      IN WITNESS WHEREOF, this Security Agreement has been executed by the parties hereto all as of the day and year first above written.


                                NETWORK SIX, INC.
                                ("Debtor")


                                By: /s/ Dorothy M. Cipolla
                                    --------------------------------
                                Title: Treasurer
                                       -----------------------------


                                BUSINESS DEVELOPMENT COMPANY OF
                                RHODE ISLAND
                                ("Secured Party")


                                By: /s/ Gurrett B. Hunter
                                    --------------------------------
                                Title: President
                                       -----------------------------

                                   Exhibit "A"
                                       to
           UNIFORM COMMERCIAL CODE - FINANCING STATEMENT - FORM UCC-1

Debtor Corporate Address: 475 Kilvert Street, Warwick, RI 02888
Property Location:        As described below

Description of Property Covered:

ITEM   QTY   SERIAL NO.                    DESCRIPTION
----   ---   ----------  -------------------------------------------------------

             VENDOR: Unisys

EQUIPMENT LOCATION:      Oahu ICSD, 1151 Punch Bowl Street, Kalanimoku,
                         Honolulu, HI 96813

  1.   (01)              CISCO Pre-FSP4-V.35 4-Port Interface
  2.   (01)              CISCO CX-TRIP2 2-Port Token Ring
  3.   (01)              CISCO 7010 Chassis and Power
  4.   (01)              CISCO Pre-FSIP8-V.35 Interface

EQUIPMENT LOCATION:      Child Support Enforcement Agency, State of Hawaii,
                         Dole Building, 680 Iwilei Road Suite 490,
                         Honolulu, HI 96817

  1.   (01)              Sun Sparc Station W/64MB Mem

Including all attachments and accessories thereto, and all proceeds thereof, including proceeds in the form of goods, [ILLEGIBLE] chattel paper, documents, instruments, contract rights and general intangibles.


Debtor: NETWORK SIX, INC.              Secured Party: CELTIC LEASING CORP.
        ------------------------                      --------------------------


Signature: /s/ Bryan Gleason           Signature: /s/ Bruce W. Atkinson
           ---------------------                  ------------------------------

Name: Bryan Gleason                    Name: Bruce W. Atkinson
      --------------------------             -----------------------------------

Title: Chief Financial Officer         Title: Assistant Vice President - Credit
       -------------------------              ----------------------------------

                                   EXHIBIT "A"

                             COLLATERAL DESCRIPTION

In the account, contract rights, rights to payment, intangibles, and cash and non-cash proceeds including but not limited to instruments, documents, chattel paper, warrants and any other indicia of payment in respect to the Debtor's contract dated on or about April 1, 1997 with the State of Maine and identified as the "Maine Automated Child Welfare Information System Contract For Special Services" or "MACWIS."